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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         Date of Report
               (Date of earliest event reported)
                         May 28, 1997

                     GIANT INDUSTRIES, INC.
    (Exact name of registrant as specified in its charter)

                           Delaware
           (State or jurisdiction of incorporation)

            1-10398                      86-0642718
   (Commission File Number)   (IRS Employer Identification No.)


          23733 North Scottsdale Road
              Scottsdale, Arizona                 85255
     (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code
                        (602) 585-8888
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Over the period May 28, 1997 to May 31, 1997, Giant Four Corners, Inc., ("GFC"), an indirect wholly-owned subsidiary of Giant Industries, Inc., (the "Company"), completed the acquisition of ninety-six retail service station/convenience stores, seven additional retail locations for future development, certain petroleum transportation and maintenance assets, options to acquire service station/convenience stores and other related assets. The assets were acquired from Thriftway Marketing Corp. and Clayton Investment Company and from entities related to such sellers as follows: Aladelt Partnership; Allifer, Inc.; Craig Callaway; Jerry D. Clayton d/b/a Hilltop Liquors; R. J. Dalley and Dalley Investment Company; Four Corners Gasamat Limited Partnership; Gasamat of Bosque Farms Limited Partnership; Gasamat of Farmington Limited Partnership; Kifer Limited Partnership; LVO, Ltd.; N & D Trading Corp.; New Mexico Gasman Limited Partnership; Charles L. Parker, Jr. and Kathryn C. Parker; David Potter; Ratcliffe Properties; San Luis Valley Limited Partnership; Toto Traders, Inc.; White Mountain Retailers Limited Partnership; and Window Rock Development Limited Partnership. These privately-held entities are not affiliated with GFC or the Company.

     Thirty-two service station/convenience stores, the seven retail locations for future development, the transportation and maintenance assets, the options to acquire service station/convenience stores and other related assets are being purchased for approximately $19,100,000 in cash, an office building with a net book value of approximately $800,000 and a truck maintenance shop with a net book value of approximately $500,000. GFC is leasing the remaining sixty-four service station/convenience stores and related assets for a period of ten years and will purchase them pursuant to options to purchase during the ten year period for approximately $22,900,000. The leased service station/convenience stores will be accounted for as capital leases and will initially require annual lease payments of approximately $2,600,000. These lease payments will be reduced as the individual service station/convenience stores are purchased pursuant to the options. The amount paid for the options, described here and below, will be applied to the acquisition of the last service station/convenience stores purchased pursuant to such options. The terms and conditions of the acquisition were determined as a result of arms'-length negotiations.

     The service station/convenience stores acquired are retail outlets that sell various grades of gasoline, diesel fuel and merchandise to the general public and are located in New Mexico, Arizona, Colorado and Utah, in or adjacent to the Company's primary market area. GFC intends to use substantially all of the assets acquired in a manner consistent with their previous operation. A small number of the acquired service station/convenience stores have been targeted for disposal and will be sold for use other than as retail service station/convenience stores.

     GFC also entered into a consignment agreement with Thriftway Marketing Corp. to supply finished product to sixteen service station/convenience stores operated by Thriftway which are located on the Navajo, Ute and Zuni Indian Reservations. Under this agreement, GFC will receive the profits from the finished product sales and will pay Thriftway annual consignment fees. GFC has options to purchase these service station/convenience stores. The Company has also entered into long-term supply arrangements with Thriftway to provide gasoline and diesel fuel to other service stations in the area that will continue to be operated by Thriftway.

     In addition, GFC has one-year options to purchase forty-five additional units from Thriftway that are located in Wyoming, Texas and Montana.

     GFC will pay additional monies for finished product, merchandise and supply inventories associated with the units acquired. The amount to be paid will approximate the sellers cost of such inventories.

     The purchase was funded under the Company's Credit Agreement dated October 4, 1995, as amended, (the "Agreement") with a number of banks as follows: Bank of America National Trust and Savings Association, as Agent; Bank of America Illinois, as issuing Bank and as a Bank; First National
Bank of Chicago (successor to NBD Bank, by assignment), as a Bank; and Union Bank of California, N.A. (formerly known as Union Bank), as a Bank. This Agreement was amended effective May 23, 1997 to increase the borrowing commitment under the unsecured capital expenditure facility portion of the Agreement to $70,000,000 from $30,000,000 and to extend the due date to May 23, 2000 from October 4, 1998, for both the unsecured capital expenditure facility and the unsecured working capital facility. The proceeds of the capital expenditure facility can be used for the following: (a) to purchase the assets of the above described acquisition and for the purchase of the common stock of Phoenix Fuel Co., Inc., (b) to repurchase shares of the Company's common stock, and (c) for acquisitions, capital expenditures and general corporate purposes, but not for working capital expenditures. On
May 23, 1999 the borrowing commitment under the capital expenditure facility is required to be reduced by $20,000,000. Funds under the working capital facility portion of the Agreement are available to provide working capital and letters of credit in the ordinary course of business. Certain covenants and restrictions contained in the original Credit Agreement were also modified. The interest rate on these unsecured facilities is tied to various short-term indices and the associated interest rate margin has been revised downward. The interest rate at May 31, 1997 was approximately 6.5%.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          No financial statements will be filed under this Item 7(a) pursuant to Rule 3-05 of Regulation S-X because none of the materiality tests exceeded the 20% level.

     (b)  Pro Forma Financial Information.

          No pro forma financial statements will be filed under this Item 7(b) pursuant to Rule 11-01(c) of Regulation S-X.

     (c) Exhibits.

         The Exhibits listed on the accompanying Index to Exhibits immediately following the signature page are filed as a part of, or incorporated by reference into, this report.

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                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     GIANT INDUSTRIES, INC.


                     /s/   A. WAYNE DAVENPORT
                     -------------------------------------------
                     A. Wayne Davenport
                     Vice President and Chief Financial Officer
                     (Principal Financial and Accounting Officer)

Date: June 11, 1997

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                   GIANT INDUSTRIES, INC.
                CURRENT REPORT ON FORM 8-K
                       MAY 28, 1997

                    INDEX TO EXHIBITS


EXHIBIT NO.                    DESCRIPTION
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   2.1*/**    Definitive Agreement, dated April 18, 1997, by and
              between Giant Four Corners, Inc., as "Buyer", and
              Thriftway Marketing Corp. and Clayton Investment
              Company, collectively , as "Seller".

   4.1 Credit Agreement, dated October 4, 1995, among Giant Industries, Inc., as Borrower, Giant Industries Arizona, Inc., Ciniza Production Company, San Juan Refining Company, Giant Exploration & Production Company, and Giant Four Corners, Inc., as Guarantors, and Bank of America National Trust and Savings Association, as Agent, Bank of America Illinois, as a Bank and Letter of Credit Issuing Bank and the Other Financial Institutions Parties hereto. Incorporated by reference to Exhibit 4.1 to the Company's Report on Form 8-K for the period October 4, 1995, File No. 1-10398.

   4.2* First Amendment, dated May 15, 1996, to Credit Agreement, dated October 4, 1995, among Giant Industries, Inc., as Borrower, Giant Industries Arizona, Inc., Giant Exploration & Production Company, Giant Four Corners, Inc., San Juan Refining Company and Ciniza Production Company, as Guarantors, and Bank of America National Trust and Savings Association, as Agent, Bank of America Illinois, as issuing Bank and as a Bank, NBD Bank as a Bank, and Union Bank, as a Bank.

   4.3* Second Amendment, dated May 23, 1997, to Credit Agreement, dated October 4, 1995, among Giant Industries, Inc., as Borrower, Giant Industries Arizona, Inc., Giant Exploration & Production Company, San Juan Refining Company, Giant Four Corners, Inc. and Ciniza Production Company, as Guarantors, and Bank of America National Trust and Savings Association, as Agent, Bank of America Illinois, as issuing Bank and as a Bank, First National Bank of Chicago (successor to NBD Bank, by assignment), as a Bank, and Union Bank of California, N.A. (formerly known as Union Bank), as a Bank.

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 * - Filed herewith.

** - Certain exhibits and schedules listed in the Definitive
     Agreement are not filed herewith. Copies of the omitted schedules will be furnished supplementally to the Commission upon request.